Exhibit 99.2

REGAL BANCORP, INC.

IMPORTANT SPECIAL MEETING INFORMATION

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒

Revocable Proxy Card

  PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

  Proposals — The Board of Directors recommends a vote FOR Proposal 1 and 2.

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1. The approval of the Agreement and Plan of Merger dated as of August 5, 2015, as amended, by and between Old Line Bancshares, Inc. and Regal	For Against Abstain
Bancorp, Inc., as the agreement may be amended from time to time, pursuant to which Regal Bancorp, Inc. will merge with and into Old	[ ] [ ] [ ]
Line Bancshares, Inc., with Old Line Bancshares, Inc. as the surviving entity, and the merger contemplated by the merger agreement, as more fully described in the accompanying proxy statement/prospectus.

2. The approval of the adjournment of the meeting to a later date or dates, if necessary, to permit further solicitation of additional proxies	For Against Abstain
in the event there are not sufficient votes at the time of the meeting to approve the matters to be considered by the stockholders at the	[ ] [ ] [ ]
meeting, as more fully described in the accompanying proxy statement/prospectus.

Non-Voting Items

Change of Address — Please print your new address below.	Comments — Please print your comments below.	Meeting Attendance
Mark the box to the right
if you plan to attend the
Special Meeting.

  Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign as name(s) appears on the attached label.  If shares are held jointly, each holder should sign.  A corporation is requested to sign its name by its president or other authorized officer, with the office held designated.  A partnership should sign in the partnership name by a partner.  Executors, administrators, guardians and attorneys are requested to indicate the capacity in which they are signing.  Attorneys should submit powers of attorney.

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Date (mm/dd/yyyy) — Please print date below. — —	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.

1UPX	+

020WBA

Special Meeting of Shareholders

REGAL BANCORP, INC.

November 20, 2015

10:00 a.m.

REVOCABLE PROXY

The undersigned hereby appoints ___________, ___________ and ____________ with full powers of substitution, to act as proxies for the undersigned, to vote all shares of Common Stock of Regal Bancorp, Inc. (the “Company”) which the undersigned is entitled to vote at the Special Meeting of Stockholders, to be held at Regal Bank’s office located at 11436 Cronhill Drive, Suite 1, Owings Mills, Maryland 21117, on Friday, November 20, 2015 at 10:00 a.m., local time, and at any and all adjournments thereof, as follows.

  PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

REVOCABLE PROXY — REGAL BANCORP, INC.

Notice of Special Meeting of Shareholders

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSALS 1 AND 2.

THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY WILL BE VOTED FOR THE  PROPOSALS STATED.  IF ANY OTHER BUSINESS IS PRESENTED AT THE SPECIAL MEETING, THIS PROXY WILL BE VOTED BY THOSE NAMED IN THIS PROXY IN ACCORDANCE WITH THE DETERMINATION OF A MAJORITY OF THE BOARD OF DIRECTORS.  AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE SPECIAL MEETING.  THIS PROXY CONFERS DISCRETIONARY AUTHORITY ON THE HOLDERS THEREOF TO VOTE WITH RESPECT TO MATTERS INCIDENT TO THE CONDUCT OF THE SPECIAL MEETING.

Should the undersigned be present and elect to vote of Special Meeting or at any adjournment thereof and after notification to the Corporate Secretary of the Company at the Special Meeting of the stockholder’s decision to terminate this Proxy, then the power of said attorneys and proxies shall be deemed terminated and of no further force and effect.

The undersigned acknowledges receipt from the Company prior to the execution of this proxy of Notice of the Special Meeting and a Proxy Statement/Prospectus dated October 19, 2015.

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS.